Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Lufkin Industries, Inc. on Form S-3 of our report dated February 8, 2012, relating to the consolidated financial statements as at February 28, 2011, 2010 and 2009 and for each of the years in the three year period ended February 28, 2011 of Quinn’s Oilfield Supply Ltd. included in Amendment No. 2 to the Current Report on Form 8-K/A of Lufkin Industries, Inc. dated February 14, 2012.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Calgary, Canada

February 27, 2012